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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Simon Property Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
April 4, 2005

Simon Property Group, Inc.
115 West Washington Street
Indianapolis, Indiana 46204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Wednesday, May 11, 2005
PLACE	Indianapolis Marriott North 3645 River Crossing Parkway Indianapolis, Indiana 46240
ITEMS OF BUSINESS
(1) To elect a total of eleven (11) directors (seven (7) to be elected by the holders of all classes of voting securities and four (4) to be elected by the holders of Class B Common Stock) each to serve until the next annual meeting of stockholders.
(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2005.
(3) To consider a stockholder proposal.
(4) To transact such other business as may properly come before the meeting.
RECORD DATE	You can vote if you are a stockholder of record on March 14, 2005.
ANNUAL REPORT	Our 2004 Annual Report, which is not part of the proxy soliciting material, is enclosed.
PROXY VOTING	We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of these ways:
(1) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card (this is a free call in the U.S.);
(2) VISIT THE WEB SITE noted on your proxy card to vote via the Internet; OR

(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the envelope provided, which requires no additional postage if mailed in the United States. Your vote is important, regardless of the number of shares you own.
Any proxy may be revoked at any time prior to its exercise at the meeting.
By order of the Board of Directors.
April 4, 2005	James M. Barkley Secretary

Simon Property Group, Inc.
115 West Washington Street
Indianapolis, Indiana 46204

PROXY STATEMENT

        This Proxy Statement is being furnished to stockholders of Simon Property Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by our Board of Directors for use at our 2005 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the "Meeting").

        You are invited to attend the Meeting on May 11, 2005, beginning at 10:00 a.m. Indianapolis time. The Meeting will be held at the Indianapolis Marriott North, 3645 River Crossing Parkway, Indianapolis, Indiana. Stockholders will be admitted beginning at 9:00 a.m.

        The Indianapolis Marriott North is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation will also be offered upon request. Please call us at least five (5) days in advance at 317-685-7330 if you require either of these services or other special accommodations.

        This Proxy Statement, form of proxy and voting instructions are being mailed starting April 4, 2005.

Voting Securities

        Holders of record of shares of our Common Stock, par value $.0001 per share ("Common"); Class B Common Stock, par value $.0001 per share ("Class B Common"); and Class C Common Stock, par value $.0001 per share ("Class C Common") at the close of business on March 14, 2005 are entitled to receive this notice and to vote their shares on all matters presented to the stockholders at the Meeting. In addition, holders of record of our Series F Cumulative Redeemable Preferred Stock ("Series F Preferred") and Series G Cumulative Step-Up Premium Rate Preferred Stock ("Series G Preferred") on March 14, 2005 are entitled to receive this notice and vote their shares on the election of directors at the Meeting. On that date, there were outstanding 220,464,514 shares of Common, 8,000 shares of Class B Common, 4,000 shares of Class C Common, 8,000,000 shares of Series F Preferred and 3,000,000 shares of Series G Preferred. As a result, a total of 231,476,514 shares are entitled to vote (the "Voting Shares") on the election of directors at the Meeting and a total of 220,476,514 shares are entitled to vote on all other matters presented to stockholders at the Meeting. The presence at the Meeting in person or by proxy of a majority of all the votes entitled to be cast at the Meeting, or 115,738,258 Voting Shares, will constitute a quorum for the transaction of business.

        All of the Class B Common is held by a voting trust as to which Melvin Simon, Herbert Simon and David Simon are the voting trustees. All of the Class C Common is owned by NID Corporation (formerly known as The Edward J. DeBartolo Corporation). The Board is not soliciting proxies in respect of the Class B Common or the Class C Common, although we expect those shares will be represented at the Meeting.

        The voting trustees have informed us that they intend to vote the Class B Common in favor of the seven nominees for director to be elected by holders of Voting Shares named below and the four nominees for Class B Director named below. Holders of the Class C Common have not yet informed us how they intend to vote their shares.

Required Vote

        All shares entitled to vote at the Meeting are entitled to one vote per share. A plurality of the votes cast is required to elect directors. On all other proposals, the proposal will be approved if the number of votes cast in favor exceeds the number of votes cast against. Abstentions and broker non-votes will be treated as shares not voted and will have no effect on the voting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proxies

        Your vote is important.    You may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the envelope provided, which requires no additional postage if mailed in the United States. All shares that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted as recommended by the Board of Directors.

        You may revoke your proxy at any time before it is exercised by:

  •
  giving written notice to the Secretary of the Company at 115 West Washington Street, Indianapolis, Indiana 46204,

  •
  executing and delivering a later-dated proxy or

  •
  attending and voting by ballot at the Meeting.

        You may save us the expense of a second mailing by voting promptly.

        Voting now will not limit your right to vote at the Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

Voting on Other Matters

        We know of no other business to be transacted at the Meeting, but if other matters requiring a vote do arise, the persons named in the proxy will have the discretion to vote on those matters for you.

Costs of Proxy Solicitation

        We will pay the cost of preparing, assembling, and mailing the proxy material. We expect to solicit proxies primarily by mail, but our employees or other representatives may also solicit proxies without additional compensation. We will also request banks, brokers and other holders of record to send the proxy material to, and obtain proxies from, beneficial owners, and will reimburse them for their reasonable expenses in doing so. In addition, we have hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. We will pay MacKenzie a fee of $5,000 for its services. The telephone number of MacKenzie Partners, Inc's. proxy solicitation practice is (800) 322-2885. Their e-mail address is proxy@mackenziepartners.com.

List of Stockholders

        A list of stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our offices at 115 West Washington Street, Indianapolis, Indiana, by contacting the Secretary of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that during the year ended December 31, 2004 all applicable Section 16(a) filing requirements were met, except for one filing on Form 3 for Karen N. Horn, Ph.D. All of the information required to be reported on Ms. Horn's Form 3 was reported in a timely manner, but due to an error in the electronic filing process, the information was reported on a Form 4 rather than on a Form 3. A Form 3 was filed promptly once the error was discovered.

Incorporation by Reference

        To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION," "REPORT OF THE AUDIT COMMITTEE" and

"PERFORMANCE GRAPH—TOTAL RETURN" should not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

BOARD OF DIRECTORS

        Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our Co-Chairmen and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and properties, and by participating in meetings of the Board and its committees. Directors are also expected to use reasonable efforts to attend the Annual Meeting of Stockholders. All of our 13 directors attended the 2004 Annual Meeting. During 2004, the Board of Directors met five times and had five standing committees. Those committees consisted of an Audit Committee, a Compensation Committee, a Governance Committee, a Nominating Committee and an Executive Committee. During 2004, all directors participated in 75% or more of the aggregate number of meetings of the Board and the committees on which they served.

Corporate Governance

        We have long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. To that end, we have implemented numerous enhancements to our corporate governance practices and procedures in recent years. During the past year, the Board reviewed the Company's Governance Principles, the written charters for each of the five standing committees of the Board and the Company's Code of Business Conduct and Ethics and amended them as appropriate to reflect new policies or practices. The current version of each of these documents is available on our internet website, www.simon.com, in the About Simon/Investor Relations/Corporate Governance section, and will be provided in print without charge upon written request to the Secretary of the Company, 115 West Washington Street, Indianapolis, Indiana 46204. These documents are intended to change as requirements or best practices in this area evolve and we will modify or supplement them when and as appropriate.

        We will also either disclose on Form 8-K or post on our internet website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.

Director Independence

        As permitted by the rules of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of "independent" contained in the New York Stock Exchange listing rules. These standards are set forth in our Governance Principles and are included in this Proxy Statement as Appendix A. The Board has affirmatively determined that each of the seven (7) nominees for director to be elected by the holders of Voting Shares, as well as G. William Miller, a current director who is not standing for re-election, and Frederick W. Petri and M. Denise DeBartolo York, current directors appointed by the holder of Class C Common, meets these categorical standards and is independent.

Executive Sessions of Independent Directors

        The independent directors meet in executive session without management present on a regularly scheduled basis. In addition, the Board has designated J. Albert Smith, Jr. as Lead Independent Director. In such capacity, Mr. Smith presides over the executive sessions and serves as a liaison between the independent directors and the senior management team.

Stockholder Communications with the Board

        The Board has implemented a process whereby the Company's stockholders may send communications to the Board's attention. Any stockholder desiring to communicate with the Board, or one or more specifc directors, should communicate in a writing addressed to Simon Property Group, Inc., Board of Directors, c/o Secretary, 115 West Washington Street, Indianapolis, Indiana 46204. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

Committee Membership

        The table below provides membership and meeting information for each of the committees of the Board.

Name	Audit		Compensation		Governance		Nominating		Executive
Birch Bayh					X		X	*
Melvyn E. Bergstein			X	*	X
Linda Walker Bynoe			X		X
Karen N. Horn, Ph.D.			X		X
G. William Miller	X				X	*	X
Fredrick W. Petri	X		X
David Simon									X
Herbert Simon									X
Melvin Simon									X	*
J. Albert Smith, Jr.**	X	*					X
Richard S. Sokolov									X
Pieter S. van den Berg	X
M. Denise DeBartolo York							X
2004 Meetings	5		1		3		3		0

    *Chair
    **Lead Independent Director.

The Audit Committee

        The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements. The Audit Committee has sole authority to appoint, subject to stockholder ratification, or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain independent legal, accounting or other advisors. The Audit Committee reviews and discusses with management and our independent registered public accounting firm our annual audited financial statements, our quarterly earnings releases and financial statements, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any major issues regarding the adequacy of our internal controls. The charter of the Audit Committee as updated earlier this year is included in this Proxy Statement as Appendix B, and requires that each member meet the independence and experience requirements of the New York Stock Exchange, the Exchange Act and the rules and regulations of the Securities and Exchange Commission.

        The Board of Directors has determined that both Mr. Miller and Mr. van den Berg qualify as "audit committee financial experts" as defined by rules of the Securities and Exchange Commission. For a description of the relevant experience of Mr. Miller and Mr. van den Berg, see pages 15 and 12, respectively, of this Proxy Statement.

The Compensation Committee

        The Compensation Committee sets remuneration levels for our officers, reviews significant employee benefit programs and establishes and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and other cash or stock incentive programs. The Compensation Committee has authority to retain the advice and assistance of compensation consultants and other internal or external legal, accounting or other advisors. Our Charter requires that the Compensation Committee have at least one member elected by holders of the Class B Common and at least one member elected by holders of the Class C Common. The charter of the Compensation Committee requires that each member meet the independence requirements of the New York Stock Exchange. The holders of Class B Common have waived their right to elect a member of the Compensation Committee.

The Governance Committee

        The Governance Committee addresses the broad range of issues surrounding the composition and operation of the Board, develops and recommends to the Board the Governance Principles applicable to the Company and the Board, leads the Board in its annual evaluation of the Board's performance, oversees the assessment of the independence of each director and makes recommendations regarding compensation for non-employee directors. The Governance Committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors. The charter of the Governance Committee requires that each member meet the independence requirements of the New York Stock Exchange.

The Nominating Committee

        The Nominating Committee nominates persons to serve as directors and, in consultation with the Governance Committee and in accordance with our Governance Principles, proscribes appropriate qualifications for Board members. In considering persons to nominate, the Nominating Committee will consider persons recommended by stockholders. The Nominating Committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors.

        A stockholder who wishes to recommend a director candidate for consideration by the Nominating Committee should send such recommendation to the Secretary of the Company, 115 West Washington Street, Indianapolis, Indiana 46204, who will forward it to the Committee. Any such recommendation should include a description of the candidate's qualifications for Board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the Annual Meeting of Stockholders, rather than recommend the individual to the Nominating Committee as a nominee, must comply with the advance notice requirements set forth in the Company's By-Laws.

        Our Governance Principles provide that all candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. Our Governance Principles further provide that our directors should not serve on more than four (4) boards of public companies, inclusive of our Board. In recommending candidates to the Board for election as directors, the Nominating Committee will consider the foregoing minimum qualifications as well as each candidate's credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as areas that are relevant to our business activities. Members of the Nominating Committee are responsible for screening director candidates, but may solicit advice from our Chief Executive Officer and other members of the Board.

        Our Charter requires that the Nominating Committee have five members, with two members appointed by the Class B Common and one member appointed by the Class C Common. The members of the Nominating Committee who are appointed by the holders of the Class B Common and Class C Common have the sole right to nominate the directors to be elected by such holders. Each member of the Nominating Committee meets the independence requirements of the New York Stock Exchange.

The Executive Committee

        The Executive Committee approves the acquisition and disposition of real property and authorizes the execution of certain contracts and agreements relating to transactions having an aggregate value of less than $50 million, including those related to the borrowing of money by the Company. For transactions having an aggregate value between $50 million and $100 million, action may be taken by the Executive Committee with approval from the Lead Independent Director. The Executive Committee generally exercises all other powers of the Board of Directors except for matters specifically reserved to the Board, those involving more than $100 million and except where action by Independent Directors (as discussed more fully on page 34) is required. A full report of Executive Committee actions is rendered to the Board at each meeting.

        At the meeting of directors to be held following the Meeting, the Board will reappoint members of the Board to the five standing committees.

Compensation of Directors for 2004

Director	Annual Retainer		Board Meeting Fees	Committee Meeting Fees	Total Cash Compensation	Restricted Stock Awards(1)
Birch Bayh	$20,000		$4,500	$3,500	$28,000	$59,605
Melvyn E. Bergstein	20,000		4,000	2,500	26,500	59,605
Linda Walker Bynoe	20,000		4,500	2,500	27,000	45,850
Karen N. Horn Ph.D.	13,056	(2)	3,000	1,000	17,056	45,850
G. William Miller(3)	20,000		2,500	7,000	29,500	59,605
Fredrick W. Petri	20,000		4,000	5,000	29,000	—
David Simon	—		—	—	—	—
Herbert Simon	—		—	—	—	—
Melvin Simon	—		—	—	—	—
J. Albert Smith, Jr.	20,000		4,500	10,500	35,000	68,775
Richard S. Sokolov	—		—	—	—	—
Pieter S. van den Berg(4)	20,000		4,000	4,500	28,500	45,850
M. Denise DeBartolo York	20,000		3,500	1,000	24,500	—

(1)
Represents the value of shares of restricted stock awarded on May 10, 2004. These awards are subject to further vesting requirements.

(2)
Ms. Horn was elected director May 5, 2004.

(3)
Mr. Miller's term will expire at the Meeting.

(4)
Pieter S. van den Berg has assigned his director compensation (including the value of director options and restricted stock) to PGGM, the pension fund of the healthcare and social work sector in the Netherlands.

Cash Compensation

        During 2004, we paid our non-employee directors annual compensation of $20,000 and attendance fees as follows: $1,000 per Board meeting for in-person attendance; $500 per Board meeting for telephonic attendance; $1,000 per committee meeting (not in conjunction with a regular Board meeting) for in-person attendance and $500 per committee meeting in conjunction with regular Board meetings or for telephonic attendance. Effective for meetings held after February 4, 2004, in recognition of increased demands placed on Audit Committee members, we changed the fees for in-person attendance at Audit Committee meetings as follows: $2,500 per committee meeting (whether or not in conjunction with a regular Board meeting) for the chairperson of the Audit Committee and $1,000 per committee meeting (whether or not in conjunction with a regular Board meeting) for other Audit Committee members. Effective July 26, 2004, we changed committee attendance fees to no longer differentiate between in-person or telephonic attendance at meetings or whether meetings are held in conjunction with meetings of the full Board. Accordingly, directors are now paid $1,000 per Board meeting for in-person attendance; $500 per Board meeting for telephonic attendance; and $1,000 per committee meeting (whether in-person or telephonic), with the exception of the chairperson of the Audit Committee who is paid $2,500 per Audit Committee meeting. Directors may elect to defer all or a portion of their cash compensation under our Director Deferred Compensation Plan. We do not pay directors who are our employees or employees of our affiliates any compensation for their services as directors. All directors are reimbursed for their expenses incurred in attending Board or committee meetings.

Non-Cash Compensation

        Non-employee directors also receive non-cash compensation under the Simon Property Group, L.P. 1998 Stock Incentive Plan (the "1998 Plan"). Each

of our non-employee directors receives on the first day of the first calendar month following his or her initial election as director an award of 1,000 shares of restricted stock and an additional award of 1,000 shares of restricted stock each time he or she is re-elected as a director. In addition, the chairperson of our Audit Committee receives an additional annual award in the amount of 500 shares of restricted stock and the chairpersons of the other standing committees of our Board of Directors receive an additional annual award of 300 shares of restricted stock. These awards of restricted stock vest in four equal annual installments beginning on January 1 following the date of the award. Any dividends on this restricted stock must be reinvested in shares of Common and held in our Director Deferred Compensation Plan. Each share of restricted stock is deferred under our Director Deferred Compensation Plan until the director retires, dies or becomes disabled or no longer serves as a director. In addition, directors may be granted discretionary awards under the 1998 Plan, as described below under "EXECUTIVE COMPENSATION—Stock Incentive Plan."

Equity Ownership Guidelines

        Under equity ownership guidelines established by the Board of Directors, each of our non-employee directors was required to own not less than 3,000 Common shares or units of limited partnership interest ("Units") of our subsidiary operating partnership, Simon Property Group, L.P. (the "Operating Partnership") by March 1, 2004 and not less than 5,000 Common shares or Units by March 1, 2005. Each new director will be required to own not less than 3,000 Common shares or Units no later than March 1 of the year following the year in which he or she is initially elected to the Board, and not less than 5,000 Common shares or Units no later than March 1 of the second year following the year in which he or she is initially elected to the Board. Units are exchangeable for shares of Common. Any director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in securities of the Company will be exempt from this requirement. Stock options and unvested shares of restricted stock do not count toward these goals.

ITEM 1—ELECTION OF DIRECTORS

        The holders of Voting Shares will elect seven directors, and the holders of Class B Common will elect four directors. The holders of Class C Common have the right to elect two directors; however, they have not yet nominated persons for the two Class C Director positions. Each director will serve until the 2006 annual meeting of stockholders and until his or her successor has been elected.

        The shares of Class B Common are held by a voting trust that is obligated to elect Melvin Simon, Herbert Simon and David Simon as directors.

        Our employment agreement with Richard S. Sokolov contemplates that he will be elected to the Board of Directors and holders of Class B Common have agreed to elect Mr. Sokolov to the Board.

        The persons named in the enclosed proxy intend to vote the proxy for the election of each of the nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees.

        The Board of Directors unanimously recommends that stockholders vote FOR the election of the nominees named below.

        We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board.

        The names, principal occupations and certain other information about the nominees for director are set forth on the following pages. G. William Miller will retire from the Board at the 2005 Annual Meeting, and his service as a director of the Company will end at that time. The Board would like to take this opportunity to express its gratitude and appreciation for the wealth of experience and integrity with which Bill carried out his duties as director, his leadership as Chairman of the Governance Committee and his financial expertise and service on the Audit Committee. Bill has served the Company with uncommon dedication and distinction throughout his nine-year tenure.

Security Ownership of Directors and Officers

        As of March 14, 2005, the nominees and the named executive officers of the Company:

  •
  owned beneficially the number and percentage of shares of Common, Class B Common and Class C Common treated as a single class ("Shares") indicated; and

  •
  owned beneficially the indicated number and percentage of Units which are exchangeable for Shares.

        Unless otherwise indicated in the footnotes, Shares or Units are owned directly, and the indicated person has sole voting and investment power.

        No nominee or named executive officer of the Company beneficially owns any shares of a series of preferred stock of the Company that has the right to vote on any matter presented to stockholders at the Meeting.

Name and Age as of the May 11, 2005 Meeting Date		Position, Principal Occupation, Business Experience and Directorships(1)	Number of Shares(2)(3)(4) and Units, and Percent of Shares(5) and Units(6) Beneficially Owned as of March 14, 2005

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES

Birch Bayh	77
		Partner in the Washington, D.C. law firm of Venable LLP (or its predecessor) since 2001. Mr. Bayh was a partner in the law firm of Oppenheimer Wolff & Donnelly LLP from 1998 to 2001 and served as a United States Senator from Indiana from 1963 to 1981. A director of the Company or its predecessor since 1993. Member of our Governance and Nominating Committees.	Shares: 30,329 Percent of Shares: * Units: 0 Percent of Units: —

Melvyn E. Bergstein	63
		Chairman and Chief Executive Officer of DiamondCluster International, Inc. or its predecessor, Diamond Technology Partners, since 1994. Prior to co-founding Diamond, Mr. Bergstein served in several capacities throughout a 22-year career with Arthur Andersen LLP's consulting division. After Andersen and before co- founding Diamond, he held various positions within a four year period at Technology Solutions Company and Computer Sciences. Our director since 2001. Member of our Compensation and Governance Committees.	Shares: 20,402 Percent of Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

Linda Walker Bynoe	52
		President and Chief Executive Officer of Telemat Ltd., a management consulting firm, since 1995 and prior to that Chief Operating Officer since 1989. Ms. Bynoe served as a Vice President-Capital Markets for Morgan Stanley from 1985 to 1989, joining the firm in 1978. Ms. Bynoe serves as a director of Dynegy Inc., Fidelity Life Association and Prudential Retail Mutual Funds. Our director since 2003. Member of our Compensation and Governance Committees.	Shares: 6,346 Percent of Shares: * Units: 0 Percent of Units: —

Karen N. Horn, Ph.D.	61
		Senior Managing Director of Brock Capital since October 2004. Ms. Horn served as President, Global Private Client Services and Managing Director of Marsh, Inc., a subsidiary of MMC from 1999 to 2003. Prior to joining Marsh, she was Senior Managing Director and Head of International Private Banking at Bankers Trust Company; Chairman and Chief Executive Officer, Bank One, Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston. Ms. Horn serves as a director of Eli Lilly and Company, Georgia-Pacific Corporation, T. Rowe Price Mutual Funds and The U.S. Russia Investment Fund, a presidential appointment. Our director since 2004. Member of our Compensation and Governance Committees.	Shares: 4,010 Percent of Shares: * Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

Reuben S. Leibowitz	57
		Managing Director of Warburg Pincus, a private equity investment firm, since 1984. Mr. Leibowitz was a director of Chelsea Property Group, Inc. from 1993 until it was acquired by us on October 14, 2004. David Bloom, Chief Executive Officer of Chelsea Property Group and our Advisory Director and stockholder, recommended Mr. Leibowitz for consideration by the Nominating Committee.	Shares: 7,500(7) Percent of Shares: * Units: 0 Percent of Units: —

J. Albert Smith, Jr.	64
		Managing Director, JPMorgan Private Bank since 2005 and President, Bank One Central Indiana since 2001. Mr. Smith was Managing Director of Bank One Corporation from 1998 to 2001. President of Bank One, Indiana, NA, a commercial bank, from 1994 to 1998. From 1974 to 1994, President of Banc One Mortgage Corporation, a mortgage banking firm. A director of the Company or its predecessor since 1993. Member of our Audit and Nominating Committees.	Shares: 36,144 Percent of Shares: * Units: 0 Percent of Units: —

Pieter S. van den Berg	59
		Advisor to the Board of Managing Directors of PGGM, the pension fund of the healthcare and social work sector in the Netherlands, since 1999. Mr. van den Berg was Director of Controlling of PGGM from 1991 to 1999. Our director since 1998. Member of our Audit Committee.	Shares: 0(8) Percent of Shares: — Units: 0 Percent of Units: —

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF CLASS B COMMON

Melvin Simon	78
		Co-Chairman of the Board of the Company or its predecessor since 1995. Chairman of the Board of the Company's predecessor from its incorporation until 1995. Co-Chairman of the Board of Melvin Simon & Associates, Inc. ("MSA"), a company Mr. Simon founded in 1960 with his brother, Herbert Simon. Member of our Executive Committee.	Shares: 34,898,440(9) Percent of Shares: 13.9% Units: 30,091,879(10) Percent of Units: 10.8%

Herbert Simon	70
		Co-Chairman of the Board of the Company or its predecessor since 1995. Chief Executive Officer and a director of the Company's predecessor from its incorporation to 1995, when Mr. Simon was appointed Co-Chairman of the Board. Co-Chairman of the Board of MSA. Mr. Simon serves as a director of Gallerie Commerciali Italia S.p.A. and also serves on the Board of Governors for the National Basketball Association. Member of our Executive Committee.	Shares: 34,898,440(9) Percent of Shares: 13.9% Units: 30,091,879(10) Percent of Units: 10.8%

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF CLASS B COMMON (continued)

David Simon	43
		Chief Executive Officer of the Company or its predecessor since 1995 and a director of the Company or its predecessor since incorporation. President of the Company's predecessor from its incorporation until 1996. Executive Vice President of MSA since 1990. From 1988 to 1990, Vice President of Wasserstein Perella & Company, a firm specializing in mergers and acquisitions. The son of Melvin Simon and the nephew of Herbert Simon. Member of our Executive Committee.	Shares: 34,898,440(9) Percent of Shares: 13.9% Units: 30,091,879(10) Percent of Units: 10.8%

Richard S. Sokolov	55
		President and Chief Operating Officer and a director of the Company or its predecessor since 1996. President and Chief Executive Officer and a director of DeBartolo Realty Corporation from its incorporation until it merged with our predecessor in 1996. Mr. Sokolov joined its predecessor, The Edward J. DeBartolo Corporation, in 1982 as Vice President and General Counsel and was named Senior Vice President, Development and General Counsel in 1986. Member of our Executive Committee.	Shares: 648,644 Percent of Shares: * Units: 60,835 Percent of Units: *

CURRENT DIRECTORS WHO ARE NOT NOMINEES

G. William Miller	80
		Chairman of the Board and Chief Executive Officer of G. William Miller & Co. Inc., a merchant banking firm, since 1983. Mr. Miller was Chairman and Chief Executive Officer of Federated Stores, Inc., the parent company of predecessors to Federated Department Stores, Inc. from January 1990 until February 1992. He served as Secretary of the U.S. Treasury from 1979 to 1981 and Chairman of the Board of Governors of the Federal Reserve System from 1978 to 1979. Mr. Miller serves as a director of Repligen Corporation. A director of the Company or its predecessor since 1996. Member of our Audit, Governance and Nominating Committees.	Shares: 31,164 Percent of Shares: * Units: 0 Percent of Units: —

Fredrick W. Petri	58
		Mr. Petri is currently a Class C Director. President and an officer of Housing Capital Company since its formation in 1994. Prior to that, an Executive Vice President of Wells Fargo Bank, where for over 20 years he held various real estate positions. A director of the Company or its predecessor since 1996. Member of our Audit and Compensation Committees.	Shares: 37,160 Percent of Shares: * Units: 0 Percent of Units: —

M. Denise DeBartolo York	54
		Ms. York is currently a Class C Director. Chairman of The DeBartolo Corporation, owner of the San Francisco 49ers. From 1994 to 2001, Ms. York was Chairman of The Edward J. DeBartolo Corporation. She also served in other executive capacities. A director of the Company or its predecessor since 1996. Member of our Nominating Committee.	Shares: 791,631(11) Percent of Shares: * Units: 786,815 Percent of Units: *

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Hans C. Mautner	67	Our President—International Division. Chairman, Simon Global Limited. Chairman of the Board of our Italian affiliate, Gallerie Commerciali Italia S.p.A. Advisory Director of the Company.	Shares: 988,363 Percent of Shares: * Units: 0 Percent of Units: —

James M. Barkley	53	Our General Counsel and Secretary and serves as a director of Gallerie Commerciali Italia S.p.A.	Shares: 131,455 Percent of Shares: * Units: 0 Percent of Units: —

Gary Lewis	46	Our Executive Vice President of Leasing.	Shares: 34,500 Percent of Shares: * Units: 0 Percent of Units: —

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP(7),(12)

22 Persons	Shares: 37,947,863 Percent of Shares: 15.0% Units: 30,939,529 Percent of Units: 11.1%

*
Less than one percent

(1)
All listed directorships are held in companies with securities registered under Section 12 of the Exchange Act or in companies registered as investment companies under the Investment Company Act of 1940, as amended, except Fidelity Life Association (Ms. Bynoe), The U.S. Russia Investment Fund (Ms. Horn) and Gallerie Commerciali Italia S.p.A. (Mr. Herbert Simon, Mr. Mautner and Mr. Barkley).

(2)
Includes the following Shares that may be purchased pursuant to stock options that are exercisable within 60 days: Birch Bayh—24,930; J. Albert Smith, Jr.—18,000; David Simon—350,000; Richard S. Sokolov—150,000; G. William Miller—21,360; Hans C. Mautner—634,289; James M. Barkley—30,000; and all directors and executive officers as a group—1,262,079.

(3)
Includes the following Shares that may be received upon exchange of Units held by the following persons on March 14, 2005: Melvin Simon, Herbert Simon, David Simon, MSA and affiliates of MSA—30,091,879; Richard S. Sokolov—60,835; M. Denise DeBartolo York—786,815; and all directors and executive officers as a group—30,939,529. Units held by limited partners are exchangeable either for Shares (on a one-to-one basis) or for cash.

(4)
Includes the following restricted shares which are subject to vesting requirements: Birch Bayh—1,625; Melvyn E. Bergstein—1,475; Linda Walker Bynoe—1,250; Karen N. Horn, Ph.D.—750; J. Albert Smith, Jr.—1,875; David Simon—31,250; Richard S. Sokolov—45,000; G. William Miller—1,625; James M. Barkley—27,000; Gary Lewis—27,500; and all directors and executive officers as a group—233,100.

(5)
At March 14, 2005, there were 220,464,514 shares of Common, 8,000 shares of Class B Common and 4,000 shares of Class C Common outstanding. Upon the occurrence of certain events, shares of Class B Common and Class C Common convert automatically into Common (on a share-for-share basis). These percentages assume the exercise of stock options and exchange of Units for Shares only by the applicable beneficial owner.

(6)
At March 14, 2005, there were 278,952,726 outstanding Units of which the Company owned, directly or indirectly, 218,805,570 or 78.4%. These percentages assume that no Units are exchanged for Shares.

(7)
Does not include 3,000 shares of Common held by charitable foundations of which Mr. Leibowitz is an officer or trustee. Mr. Leibowitz disclaims beneficial ownership of these shares.

(8)
Pieter S. van den Berg has assigned his director compensation (including the value of director options and restricted stock) to PGGM, the pension fund of the healthcare and social work sector in the Netherlands.

(9)
Includes Shares, exercisable stock options and Units owned by Melvin Simon, Herbert Simon and David Simon, MSA, affiliates of MSA and MH Holdings, Inc. See "PRINCIPAL STOCKHOLDERS."

(10)
Includes Units owned by Melvin Simon, Herbert Simon, David Simon, MSA and affiliates of MSA.

(11)
Does not include Shares and Units held by Edward J. DeBartolo, Jr. and certain related persons and entities. See "PRINCIPAL STOCKHOLDERS."

(12)
Does not include Shares and Units held by members of the Simon family other than Melvin Simon, Herbert Simon and David Simon or Units held by trusts for the benefit of members of the Simon family over which Melvin Simon, Herbert Simon, David Simon and MSA do not have voting or dispositive power (4,492,576 Units). Does not include Shares and Units held by Edward J. DeBartolo, Jr. See "PRINCIPAL STOCKHOLDERS."

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of voting securities of the Company as of March 14, 2005. Unless otherwise indicated in the footnotes, shares are owned directly, and the indicated person has sole voting and investment power.

	Shares(1)		Series G Preferred
Name and Address of Beneficial Owner	Number of Shares	%(2)	Number of Shares	%
Melvin Simon & Associates, Inc., et al.(3) 115 W. Washington Street Indianapolis, IN 46204	34,898,440(4)	13.9%	n/a
Edward J. DeBartolo, Jr., et al.(5) 15436 North Florida Avenue, Suite 200 Tampa, FL 33613	15,583,438(6)	6.6%	n/a
Deutsche Bank AG(7) Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany	12,294,751	5.6%	n/a
Stichting Pensioenfonds ABP(8) Oude Lindestraat 70 Postbus 2889 6401 DL Heerlen The Kingdom of the Netherlands	12,026,500	5.5%	n/a
Morgan Stanley(9) 1585 Broadway New York, New York 10036	11,458,843	5.2%	n/a
Adelante Capital Management LLC(10) 1995 University Avenue, Suite 225 Berkeley, CA 94704	n/a		280,800	9.4%

(1)
Shares include shares of Common, Class B Common and Class C Common. Upon the occurrence of certain events, shares of Class B Common and Class C Common convert automatically into Common (on a share-for-share basis). The amounts in the table also include Shares that may be issued upon the exchange of Units as well as the exercise of stock options. Units held by limited partners are exchangeable either for Shares (on a one-to-one basis) or for cash.

(2)
Assumes the exercise of stock options and exchange of Units for Shares by the subject holder only.

(3)
This group consists of Melvin Simon & Associates, Inc. ("MSA"), wholly owned subsidiaries of MSA, Melvin Simon, Herbert Simon, David Simon and MH Holdings, Inc. Melvin Simon, Herbert Simon and David Simon are our directors and executive officers. MSA is owned 69.06% by Melvin Simon and 30.94% by Herbert Simon. MH Holdings, Inc. is owned 50% by Melvin Simon and 50% by Herbert Simon. 3,192,000 shares of Common and 8,000 shares of Class B Common owned by the group are held by voting trusts as to which Melvin Simon, Herbert Simon and David Simon are the voting trustees.

(4)
Includes 4,448,561 shares of Common currently outstanding; 30,091,879 shares of Common issuable upon exchange of Units; 350,000 shares of Common issuable upon exercise of stock options that are exercisable within 60 days; and 8,000 shares of Class B Common. Does not include 4,492,576 shares of Common issuable upon exchange of Units held by trusts for the benefit of members of the Simon family over which MSA, Melvin Simon, Herbert Simon and David Simon do not have voting or dispositive power.

(5)
The beneficial owners of the securities are Edward J. DeBartolo, Jr., NID Corporation, directly or indirectly, members of the DeBartolo family, and trusts established for the benefit of members of the DeBartolo family or entities in which the foregoing persons hold interests.

(6)
Includes 15,579,438 shares of Common issuable upon exchange of Units and 4,000 outstanding shares of Class C Common. Does not include 786,815 shares of Common issuable upon exchange of Units or 4,816 shares of Common currently outstanding held by M. Denise DeBartolo York over which Edward J. DeBartolo, Jr. and NID Corporation do not have voting or dispositive power.

(7)
Based solely on information provided by Deutsche Bank AG in an amended Schedule 13G filed with the Securities and Exchange Commission on February 7, 2005. The filing reflects the securities beneficially owned by the Private Clients and Asset Management business group of Deutsche Bank AG and its subsidiaries and affiliates. Of the total shares reported, RREEF America L.L.C. beneficially owns 12,284,251 shares and Deutsche Asset Management beneficially owns 10,500 shares.

(8)
Based solely on information provided by Stichting Pensioenfonds ABP in an amended Schedule 13G filed with the Securities and Exchange Commission on February 2, 2005.

(9)
Based solely on information provided by Morgan Stanley in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2005. Morgan Stanley has sole voting and dispositive power with respect to 8,737,524 Shares, has shared voting and dispositive power with respect to 9,989 Shares and beneficially owns an aggregate of 11,458,843 Shares.

(10)
Based solely on information provided by Adelante Capital Management LLC in an amended Schedule 13G filed with the Securities and Exchange Commission on February 23, 2005. Adelante Capital Management LLC has sole power to dispose of 280,800 shares of Series G Preferred, but no power to vote such shares.

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP ("E&Y") as our independent registered public accounting firm for 2005, subject to the approval of our stockholders.

        The Report of the Audit Committee (which begins on the following page) contains information on the amount of fees paid to E&Y during 2004 and 2003. We expect that representatives of E&Y will be present at the Meeting and will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they desire to do so.

        The Board of Directors unanimously recommends that stockholders vote FOR ratification of E&Y as the Company's independent registered public accounting firm for 2005.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is responsible for monitoring the integrity of the Company's consolidated financial statements, the qualifications, performance and independence of the Company's independent registered public accounting firm, the performance of the Company's internal auditor and the Company's compliance with legal and regulatory requirements. We have the sole authority to appoint or replace the Company's independent registered public accounting firm subject, if applicable, to stockholder ratification. The Committee has four independent directors and operates under a written charter adopted by the Board. The Board has determined that each Committee member is independent under the standards of director independence established under our Governance Principles, New York Stock Exchange listing standards and applicable securities laws.

        Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management's report on internal control over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States as well as rendering an opinion on management's report on internal control over financial reporting and the effectiveness of internal control over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management's report on internal control over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

        We held five meetings during 2004. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the Company's internal auditor and the independent registered public accounting firm, Ernst & Young LLP ("E&Y").

        We discussed with the Company's internal auditor and E&Y the overall scope and plans for their respective audits. We met with the internal auditor and E&Y, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal control. We reviewed and discussed the Company's progress on complying with, and its scheduled completion of documentation and testing related to, Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board's (PCAOB) Auditing Standard No. 2, An Audit of Internal Control over Financial Reporting Performed in Conjunction With an Audit of Financial Statements.

        We discussed with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management processes.

        We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2004 with management, the internal auditor and E&Y. We reviewed and discussed with management, the internal auditor and E&Y management's report on internal control over financial reporting and E&Y's report thereon. We also discussed with management, the internal auditor and E&Y the process used to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the Securities and Exchange Commission and the processes used to support management's report on internal control over financial reporting.

        We also discussed with E&Y matters required to be discussed by their professional standards,

including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

        E&Y also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that E&Y is independent from the Company. We also discussed with E&Y their independence from the Company. When considering E&Y's independence, we considered if services they provided to the Company beyond those rendered in connection with their audit of the Company's consolidated financial statements and reviews of the Company's quarterly unaudited consolidated financial statements and attestation on management's annual report on internal control over financial reporting and the effectiveness of internal control over financial reporting, were compatible with maintaining their independence. We concluded that the provision of such services by E&Y has not jeopardized E&Y's independence.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K. The Committee has also selected E&Y as the Company's independent registered public accounting firm for the year ended December 31, 2005 and will present the selection to the stockholders for ratification at the Meeting.

        We pre-approve all audit and permissible non-audit services to be provided to the Company by E&Y prior to commencement of services. We have delegated to Mr. Smith, as Chairman of the Audit Committee, authority to pre-approve specific services up to specified individual and aggregate fee amounts. These pre-approval decisions are presented to the full Audit Committee at the next scheduled meeting after such approvals are made.

        E&Y has advised the Company that it has billed or will bill the Company the below indicated amounts for the following categories of services for the years ended December 31, 2004 and 2003, respectively:

	2004	2003
Audit Fees(1)	$2,754,500	$1,336,000
Audit-Related Fees(2)	3,361,900	2,615,400
Tax Fees(3)	143,220	26,000
All Other Fees(4)	0	294,500

(1)
Audit Fees include fees for the audit of the financial statements and in 2004 the attestation on management's annual report on internal control over financial reporting and the effectiveness of internal control over financial reporting for the Company, Simon Property Group, L.P. and, for 2004, CPG Partners, L.P. and services associated with SEC registration statements, periodic reports, and other documents issued in connection with securities offerings.

(2)
Audit-Related Fees include audits of individual properties and schedules of recoverable common area maintenance costs to comply with lender, joint venture partner or tenant requirements and accounting consultation and due diligence services.

(3)
Tax fees include fees for international and other tax consulting services and tax return preparation for CPG Partners, L.P. in 2004.

(4)
All Other Fees include litigation advisory services. These services were performed pursuant to a written contract signed prior to May 6, 2003 and are grandfathered under the SEC's new independence rules. The engagement was entered into prior to E&Y being engaged as the Company's independent registered public accounting firm.

        The Audit Committee:

        J. Albert Smith, Jr., Chairman
        G. William Miller
        Fredrick W. Petri
        Pieter S. van den Berg

ITEM 3—STOCKHOLDER PROPOSAL RELATING TO ENERGY EFFICIENCY

        New England Yearly Meeting of Friends Pooled Fund (the "Fund"), P.O. Box 278, Great Barrington, Massachusetts 01230, which holds 2,800 shares of Common, has informed the Company that the Fund intends to submit the following proposal at the Meeting:

Supporting Statement:

WHEREAS:

        Climate change is increasingly recognized as a serious environmental issue. Concerns about greenhouse (GHG) emissions and dependency on fossil fuels are leading to increasing interest in energy efficiency. This is particularly relevant for companies engaged in developing, owning and/or operating buildings. The commercial and industrial sectors contribute about 37% of the nation's GHG emissions, with buildings alone contributing 15%. A study by the U.S. Department of Energy estimates that commercial buildings account for 27% of total electricity consumption in the U.S.

        Although the United States has not ratified the Kyoto Treaty, at least half of the U.S. states are addressing global warming through legislation, lawsuits or programs to reduce GHG emissions. Climate change and its implications for long-term shareholder value are also the focus of increasing investor attention. In 2003 investors representing over $10 trillion in assets signed on to the Carbon Disclosure Project asking companies to disclose emissions data and efforts to reduce them.

        The Environmental Protection Agency (EPA) encourages companies to reduce GHG emissions and conserve energy through what is now a voluntary program, ENERGY STAR. In 1999 it introduced its national energy performance rating systems for buildings. The program provides assessment tools to help building managers achieve greater energy efficiency and realize associated cost savings. By the end of 2002, approximately 1,100 buildings nationwide had earned the Energy Star label and, as a group, these buildings use 40% less energy than the average building in the United States. Energy efficiency efforts are estimated to have saved businesses and consumers more than $7 billion (net of investments in energy efficient technologies) in 2002.

        Because using energy more efficiently avoids emissions from power plants, avoids the need for new power plants and reduces energy bills, sizable benefits can accrue. The EPA estimates that during 2002 efforts under the program saved enough energy to power 20 million homes and avoid GHG emissions equivalent to those produced by roughly 18 million cars. Roughly half of these energy savings were from the commercial and industrial sectors.

        Because REITs are among the largest real estate owners in the U.S., they can benefit from implementing a comprehensive strategy to improve energy efficiency. The EPA estimates that utility costs make up nearly 1/3 of a typical office building's operating expenses and that energy efficient operations can reduce energy bills for many businesses by 20 to 30 percent, leading to increased income and property values.

        We believe that taking action to improve energy efficiency can result in financial and competitive advantages to the company. Conversely, inaction or opposition to emissions reduction and energy efficiency efforts could expose the company to regulatory and litigation risk, and reputation damage.

RESOLVED:

        The shareholders request that a committee of independent directors of the Board assess how the company is responding to rising regulatory, competitive, and public pressure to increase energy efficiency and reduce greenhouse gas emissions and report to shareholders (at reasonable cost and omitting proprietary information) by September 1, 2005.

Statement in Opposition

        The Board of Directors unanimously recommends a vote "AGAINST" adoption of this proposal for the following reasons:

        The Company is committed to environmental stewardship and the improvement of energy efficiencies at its properties. Since the 1980s, the Company has been an industry leader in implementing energy efficient, emission reducing technologies, including the installation of energy management control systems in its properties. The Company has invested heavily in advanced technologies and in improving existing technologies in its portfolio in order to improve energy efficiencies and reduce greenhouse gas emissions. Over the three year period beginning in 2004, the Company expects to invest $20 million in its properties to help conserve energy. The Company is also working closely with the U.S. Environmental Protection Agency to develop energy consumption benchmarks for the retail REIT industry, where none currently exist.

        In March 2004 the Company implemented an energy best practices program. Its energy services department created and distributed "Reducing Your Energy Costs—Best Practices and Low Cost/No Cost Opportunities" to its property managers which is designed to help property management teams understand and reduce their energy use through energy management action plans. After implementing its best practices program, annual electrical usage at the Company's malls was reduced by more than 86 million kWh through the end of 2004. This reduction is the equivalent energy consumption of approximately 8,600 U.S. homes. We believe this energy savings translates into avoided emissions of as much as 129 million pounds of carbon dioxide, 215 million grams of nitrous oxide and 499 million grams of sulphur dioxide. Further, these avoided emissions are equivalent to taking approximately 12,900 cars off of U.S. roads for one year or the annual carbon dioxide absorption of 17 thousand acres of trees.

        Because the Company's officers and employees are already addressing the issues raised in this proposal, and energy efficiency is a key goal of the Company's operations, we do not believe that creating the type of report requested by the proponents is necessary; nor do we believe that requiring a committee of the Board of Directors to add to its responsibilities would further reduce emissions at the Company's properties or improve the Company's environmental performance. Therefore, we recommend a vote against this proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

EXECUTIVE COMPENSATION

        The following table sets forth information regarding compensation we paid during each of the last three years to our Chief Executive Officer and each of our four other most highly compensated executive officers, based on salary and bonus earned during 2004 (the "Named Executives").

Summary Compensation Table

		Annual Compensation								Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus(1)			Other Annual Compensation			Restricted Stock Awards(2)		All Other Compensation(3)
David Simon Chief Executive Officer	2004 2003 2002	$800,000 800,000 800,000		$	— — 600,000	(4) (4)	$	— — —		$	— 1,407,250 834,500	$14,179 15,718 10,963
Hans C. Mautner President—International Division	2004 2003 2002	$805,254 795,164 795,455	(5) (5) (5)		$500,000 350,000 200,000		$	— — —		$	— — —	$226,222 189,111 120,979	(6) (6) (6)
Richard S. Sokolov President and Chief Operating Officer	2004 2003 2002	$684,615 600,000 600,000			$700,000 500,000 450,000		$	— — 177,122	(7)		$1,211,400 1,125,800 667,600	$12,302 23,405 8,133
James M. Barkley General Counsel and Secretary	2004 2003 2002	$465,923 414,154 400,000			$450,000 300,000 250,000		$	— — —			$878,265 562,900 333,800	$16,752 23,469 11,623
Gary Lewis Executive Vice President—Leasing	2004 2003 2002	$490,769 438,269 406,231			$421,976 300,000 225,000		$	— — —			$908,550 562,900 333,800	$15,308 17,849 11,120

(1)
Bonus awards are accrued in the year indicated and paid in the following year.

(2)
Represents the value of shares of performance-based restricted stock awarded to the Named Executives on March 11, 2005 under the Company's 2004 stock incentive program, March 5, 2004 under the Company's 2003 stock incentive program and February 13, 2003 under the Company's 2002 stock incentive program. The Chief Executive Officer decided not to accept an award of performance-based restricted stock under the Company's 2004 stock incentive program. These awards are subject to further vesting requirements. The number and value of the unvested aggregate restricted stock holdings of each of the Named Executives at December 31, 2004, including the performance-based restricted stock disclosed as LTIP Payouts in the 2003 and 2002 Proxy Statements, are as follows: David Simon—58,750 shares, $3,799,363; Richard S. Sokolov—42,500 shares, $2,748,475; James M. Barkley—20,625 shares, $1,333,819; and Gary Lewis—19,500 shares, $1,261,065. The values are calculated by multiplying the number of restricted shares held by each Named Executive by $64.67, the December 31, 2004 closing price of the Common as reported by the New York Stock Exchange.

(3)
Represents annualized amounts of (i) employer paid contributions to the 401(k) retirement plan and (ii) Company paid employee and dependent life insurance premiums. Employer contributions to the 401(k) retirement plan become vested 30% after completion of three years of service, 40% after four years and an additional 20% after each additional year until fully vested after seven years.

(4)
The Chief Executive Officer decided not to accept a cash bonus with respect to his 2004 and 2003 performance.

(5)
Includes compensation payable by a non-U.S. affiliate of the Company for his non-U.S.-based services.

(6)
Includes approximately $213,614 in 2004, $177,274 in 2003 and $110,000 in 2002 in housing allowance paid by a non-U.S. affiliate of the Company in connection with his relocation outside the U.S.

(7)
Represents amounts reimbursed for payment of taxes.

Option Exercises and Year-End Values

        The following table sets forth information with respect to the unexercised stock options granted to Named Executives and held by them at December 31, 2004.

AGGREGATED OPTION EXERCISES IN 2004 AND DECEMBER 31, 2004 OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
David Simon	—	$—	350,000	—	$13,855,528	$—
Hans C. Mautner	—	$—	634,289	—	$23,632,119	$—
Richard S. Sokolov	—	$—	150,000	—	$5,976,185	$—
James M. Barkley	10,000	$309,198	30,000	—	$1,195,237	$—
Gary Lewis	3,000	$115,735	—	—	$—	$—

(1)
The closing price of the Common as reported by the New York Stock Exchange on December 31, 2004 was $64.67. Value is calculated on the basis of the difference between the exercise price and $64.67, multiplied by the number of shares underlying "in-the-money" options.

Employment Agreements

        Employment Agreement with Hans C. Mautner.    Hans C. Mautner is a party to an employment agreement with us (the "Mautner Agreement"). The Mautner Agreement has a term ending October 31, 2005. Under the Mautner Agreement, Mautner receives an aggregate annual base salary of $795,000 and is eligible to receive an annual aggregate bonus in an amount determined by the Compensation Committee. The compensation payable under the Mautner Agreement is allocated between U.S.-based and non-U.S.-based services, and the Company is currently reimbursed at the rate of Euro 19,433 per month for Mautner's service as chief executive of European Retail Enterprises B.V. / S.á.r.l., an entity in which the Company is a shareholder. The severance provisions in the Mautner Agreement provide that, in the event Mautner is terminated by us other than for "Cause", death or disability, or by Mautner for "Good Reason" (as those terms are defined in the Mautner Agreement), we will pay Mautner an amount equal to the greater of (i) the amount Mautner would receive under the Company's then applicable severance policy or (ii) the amount of Mautner's base salary plus a pro rata share of his discretionary bonus from the date of termination to the last day of the term of the Mautner Agreement, as well as continue to provide certain employee benefits. In addition, all then outstanding unvested options granted to Mautner will become immediately vested and exercisable and remain exercisable for their original term.

        Employment Agreement with Richard S. Sokolov.    Richard S. Sokolov is a party to an employment agreement with us (the "Sokolov Agreement"). The Sokolov Agreement has an initial term which ended August 9, 1997 and provides for automatic one-year extensions of the term unless either party gives the other party notice that the term will not be extended. The Sokolov Agreement has been extended to August 9, 2005. Under the Sokolov Agreement, Sokolov receives an annual base salary currently of $700,000, subject to annual review and adjustment, and is eligible to receive a cash bonus of up to 150% of his base salary as determined by the Compensation Committee.

        The severance provisions in the Sokolov Agreement provide that, in the event Sokolov is terminated by us other than for "Cause", death or disability, or by Sokolov for "Good Reason" (as those terms are defined in the Sokolov Agreement), we will pay Sokolov an amount equal to the sum of all accrued and unpaid base salary plus one-year's then current base salary and bonus, and accelerate the vesting of his unearned restricted stock awards.

Stock Incentive Plan

        General.    Under the 1998 Plan, a maximum of 11,300,000 shares (subject to adjustment) are available for issuance to eligible officers, key employees, "Eligible Directors" (as defined below), advisors and consultants for positions of substantial responsibilities with the Company. "Eligible Directors" are directors of the Company who are not our employees or employees of our affiliates. All officers, key employees, advisors and consultants of the Company and our affiliates (except for Melvin Simon and Herbert Simon) and all Eligible Directors are eligible to receive grants under and participate in the 1998 Plan. In addition, Eligible Directors receive automatic grants of restricted stock, as described below.

        The 1998 Plan is administered by the Compensation Committee of the Board (the "Committee"). During the ten-year period following the adoption of the 1998 Plan, the Committee may make the following types of equity-based awards: incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("NQSOs" and together with ISOs, "Options"), stock appreciation rights ("SARs"), performance units and restricted stock.

        Discretionary Awards.    The 1998 Plan provides broad discretion to the Committee to determine recipients and amounts of awards which may take the form of Options, SARs, performance units and restricted stock. To date the Committee has only granted Options and restricted stock. The Committee has not granted any Options since 2001.

        As indicated in the Compensation Committee Report on Executive Compensation, for several years the Committee has created a stock incentive program under the 1998 Plan which consists of grants of restricted stock that are earned and awarded if performance-based goals established for that year's program are met.

        During 2004 we created a one-year stock incentive program under the 1998 Plan in which shares of performance-based restricted stock were allocated to executive officers and employees. Restricted shares allocated under the 2004 stock incentive program were earned and awarded in March 2005 because the Company attained specified annual target and "stretch" goals for 2004 related to the following performance measures: Funds From Operations per share, the Morgan Stanley REIT Index (RMS) and the S&P 500 Index. 407,200 shares were awarded to 191 executive officers and employees on March 11, 2005. The earned and awarded restricted shares vest in four equal annual installments beginning January 1, 2006. The participant must continue to be employed on the day prior to the vesting date to receive the earned and awarded restricted shares. Participants are entitled to vote and receive distributions with respect to the earned and awarded restricted shares.

        Subject to the discretion of the Committee, certificates representing restricted stock awards may (i) be issued to a grantee bearing an appropriate legend specifying that such shares are subject to restrictions or (ii) be held in escrow until the end of the restricted period set by the Committee. During the restricted period, restricted stock will be subject to transfer restrictions and forfeiture in the event of termination of employment with the Company or any of our affiliates and such other restrictions and conditions established by the Committee at the time the restricted stock is allocated. The Committee may, in its sole discretion, provide that all or some of the restrictions on any awards may lapse in the event of a "Reorganization Event" (as defined in the 1998 Plan) upon such terms and conditions as the Committee may determine.

        The exercise price for any Option may not be less than the fair market value of a share on the date of grant. No Option will be exercisable after the expiration of ten years from the date of its grant. The 1998 Plan provides that, unless otherwise determined by the Committee, Options generally vest

40% on the first anniversary of the date of grant, an additional 30% on the second anniversary of the date of grant and become 100% vested three years after the date of grant. The Option exercise price may be paid (i) by certified or official bank check, (ii) in the discretion of the Committee, by personal check, (iii) in shares owned by the optionee for at least six months and which have a fair market value on the date of exercise equal to the exercise price, (iv) for participants other than executive officers and directors of the Company, in the discretion of the Committee, by delivery of a promissory note and agreement providing for payment with interest on any unpaid balance, (v) for participants other than executive officers and directors of the Company, through a brokered exercise, (vi) by any combination of the above, or (vii) by any other means permitted by the Committee, in its discretion.

        The terms and conditions of grants under the 1998 Plan are set out in written agreements which contain such provisions as the Committee from time to time deems appropriate.

        Automatic Awards For Eligible Directors.    Eligible Directors receive annual awards of restricted stock. Each Eligible Director receives on the first day of the first calendar month following his or her initial election as a director, an award of 1,000 shares of restricted stock. Thereafter, as of the date of each annual meeting of the Company's stockholders, Eligible Directors who are re-elected as directors receive an award of 1,000 shares of restricted stock. In addition, Eligible Directors who serve as chairpersons of the standing committees of the Board of Directors receive an additional annual award in the amount of 500 shares of restricted stock (in the case of the Audit Committee) or 300 shares of restricted stock (in the case of all other standing committees).

        Each award of restricted stock vests in four equal annual installments on January 1 of each year, beginning in the year following the year in which the award occurred. Except as described in the following sentences, if a director ceases to serve as a director before vesting, the unvested portion of the award terminates. Any unvested portion of a restricted stock award vests if the director dies or becomes disabled while in office or has served a minimum of five annual terms as a director, but only if the Compensation Committee or full Board of Directors determines that such vesting is appropriate. The restricted stock also vests in the event of a "Change in Control" (as defined in the 1998 Plan).

        Once vested, the delivery of any shares of Common with respect to a restricted stock award (including reinvested dividends) is deferred under our Director Deferred Compensation Plan until the director retires, dies or becomes disabled or otherwise no longer serves as a director. The Eligible Directors may vote and are entitled to receive dividends on the Common underlying the restricted stock awards; however, any dividends on the shares of Common underlying restricted stock awards must be reinvested in shares of Common and held in the Director Deferred Compensation Plan until the shares of Common underlying a restricted stock award are delivered to the former director.

Incentive Bonus Plan

        The Incentive Bonus Plan (the "Bonus Plan") is intended to provide senior executives and key employees with opportunities to earn cash incentives based upon the performance of the Company, the participant's business unit and the individual participant. The Company budgets bonus dollars each year based upon its targeted performance and the Company's overall budget is approved each year by the Board. Certain "stretch" levels of performance are also identified at the beginning of each year which may justify higher payments under the Bonus Plan, but those will only be paid out to the extent the Company's performance exceeds its budget. Each participant's bonus award for the year is expressed as a percentage of base salary, a fixed dollar amount, or a percentage of the available incentive pool. The bonus opportunities for some senior executives are based upon objective performance criteria such as achievement of certain levels of EBITDA and/or specific performance objectives relative to their primary areas of responsibility. The bonus criteria for other senior executives are discretionary in nature. Where an executive's bonus criteria are objective and based upon clearly identified formulas, the calculation of that executive's bonus is reviewed with the Committee each year. Where the bonus opportunities of a senior executive are determined on a discretionary basis, the Committee makes the final determination of any bonus dollars paid to that executive. Bonus amounts for each year are determined in the following February with disbursement in March. The Bonus Plan is not set forth in a formal document.

Deferred Compensation Plan

        We have a non-qualified deferred compensation plan (the "Deferred Compensation Plan") that provides deferred compensation to certain executives and key employees. Under the Deferred Compensation Plan, a participant may defer all or a part of his compensation. We, at our discretion, may contribute a matching amount equal to a rate selected by us, and an additional incentive contribution amount on such terms as we may specify. All participant deferrals and matching and incentive contributions are credited to a participant's account. A participant's elective deferrals are fully vested. Except in the case of death or disability of the participant or insolvency or a change in control of the Company, a participant becomes vested in matching and incentive contributions 20% after one year of service and an additional 20% for each year thereafter. Upon death or disability of the participant or insolvency or a change in control of the Company, a participant becomes 100% vested in his account.

        All contributions under the Deferred Compensation Plan are deposited in what is commonly referred to as a "rabbi trust" arrangement pursuant to which the assets of the trust are subject to the claims of our general creditors in the event of our insolvency. The trust assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals and vested matching contributions are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant or a change in control of the Company. During 2004, the following Named Executives participated in, but did not receive distributions from, the Deferred Compensation Plan: David Simon, James M. Barkley and Gary Lewis.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Principles

        As a general matter, the Company has adopted a compensation philosophy which embraces the concept of pay-for-performance. The Company's strategy is to link executive management compensation with the Company's performance and stockholder return and to reward management for results that are consistent with the key goals of the Company. This is described further below under "2004 Executive Officer Compensation." The Company believes that its compensation program attracts results-oriented employees and motivates them to achieve higher levels of performance.

        It is the Company's policy to establish executive officer base salary at levels which are competitive in relation to comparable real estate investment trusts ("REITs"), while providing significant additional compensation opportunities through programs which are linked directly to Company performance.

2004 CEO Compensation

        David Simon was paid a base salary of $800,000 for 2004. In addition, Mr. Simon was allocated 25,000 shares of restricted common stock under the Company's 2004 stock incentive program. Although Mr. Simon would have been entitled to receive a cash bonus and an award of all of his restricted shares based upon his and the Company's 2004 performance, Mr. Simon requested, and the Committee agreed, not to award a cash bonus to Mr. Simon and to award Mr. Simon's 2004 restricted stock allocation to 31 other executive officers and employees of the Company. Based on information provided by third parties, management believes that David Simon's total compensation in 2004 was in the 8th percentile for (or lower than 92% of) chief executive officers of a peer group of REITs and in the 4th percentile for (or lower than 96% of) chief executive officers of a peer group of non-REIT S&P 500 Companies.

2004 Executive Officer Compensation

        The Company compensates its executive officers through four principal elements, the third and fourth of which are intended to link executive compensation more directly to increases in value of Company stock.

  •
  Base Pay. The Compensation Committee determines the base salaries of the Company's Chief Executive Officer and its President and Chief Operating Officer based upon, among other things, information provided by third parties with regard to peers in the REIT industry in order to determine reasonable and competitive compensation levels. The Compensation Committee approves the base salaries of the other three Named Executives, which are recommended by the Chief Executive Officer.

  •
  Bonus Plan. Under the Bonus Plan, participants have opportunities to participate in an incentive pool depending upon performance of the Company, the participant's business unit and the individual participant. Bonuses of $3,224,991 were paid in 2005 to nine (9) of the ten (10) eligible executive officers with respect to 2004 performance. Two (2) executive officers are not eligible to receive bonuses. See "EXECUTIVE COMPENSATION—Incentive Bonus Plan."

  •
  2004 Stock Incentive Program. Under the 2004 stock incentive program, allocations of restricted shares are earned and awarded if the performance-based goals of the program are met. 95,500 restricted shares allocated to eight (8) of the ten (10) eligible executive officers for 2004 were earned and awarded as of March 2005 because the Company met specified annual target and "stretch" goals related to the following performance measures: Funds From Operations per share, the Morgan Stanley REIT Index (RMS) and the S&P 500 Index. These earned awards are subject to further vesting requirements. Two

    (2) executive officers were not eligible to receive shares under the 2004 stock incentive program. See "EXECUTIVE COMPENSATION—Stock Incentive Plan—Discretionary Awards."

  •
  Stock Incentive Plan. At December 31, 2004, seven (7) eligible executive officers held vested options to acquire an aggregate of 1,197,789 shares that were previously granted under the 1998 Plan in 2001 or earlier. Two (2) executive officers are not eligible to receive option grants.

        The Company believes that each element of its executive compensation program attracts results-oriented individuals and motivates them to achieve levels of performance which are consistent with the performance goals of the Company and its stockholders.

Executive Equity Ownership Guidelines

        The Company believes that the financial interests of its executives should be aligned with those of its stockholders. Accordingly, the Board of Directors has established equity ownership guidelines for certain key executives, including the Named Executives. The current ownership guidelines are as follows:

Position	Value as a Multiple of Base Salary
Chief Executive Officer	4.0
President and/or Chief Operating Officer	3.0
Executive Vice Presidents who are heads of significant disciplines within the Company	2.0
Chief Financial Officer	2.0
General Counsel/Secretary	2.0
Treasurer	2.0

        Ownership of any class of equity securities of the Company or the Operating Partnership counts toward fulfillment of these guidelines, including securities held directly, securities held indirectly by or for the benefit of immediate family members, shares of restricted stock that have been earned and awarded, even if not vested, and shares held following the exercise of stock options. Unexercised stock options do not count toward these goals. Each of the Named Executives meets or exceeds these guidelines.

        The Compensation Committee:

        Melvyn E. Bergstein, Chairman
        Linda Walker Bynoe
        Karen N. Horn, Ph.D.
        Fredrick W. Petri

PERFORMANCE GRAPH—TOTAL RETURN

        The following line graph compares the percentage change in the cumulative total shareholder return on the Common from December 31, 1999 through December 31, 2004 as compared to the cumulative total return of the S&P 500 Index and the NAREIT Equity REIT Index for the period December 31, 1999 through December 31, 2004. The graph assumes an investment of $100 on December 31, 1999, a reinvestment of dividends and actual increase in the market value of the Common relative to an initial investment of $100. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Common.

EQUITY COMPENSATION PLAN INFORMATION

        The following table gives information about the Common that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2004.

Plan Category	A Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		B Weighted-average exercise price of outstanding options, warrants and rights ($)	C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (#)
Equity compensation plans approved by security holders(1)	1,760,316	(2)	$29.60	5,094,416	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	1,760,316		$29.60	5,094,416

(1)
Consists of the 1998 Plan.

(2)
Includes 250,956 shares covered by awards assumed in connection with our merger with Corporate Property Investors, Inc. in 1998. The weighted-average exercise price of such awards as of December 31, 2004 was $26.08. Also includes 170,884 shares covered by awards assumed in connection with our acquisition of Chelsea Property Group in 2004. The weighted-average exercise price of such awards as of December 31, 2004 was $45.506.

(3)
The 1998 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The maximum number of shares available for awards under the 1998 Plan is 11,300,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee during 2004 was an officer, employee or former officer of the Company or any of its subsidiaries or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure herein pursuant to SEC regulations.

CERTAIN TRANSACTIONS

Transactions with the Simons

        In 1993, we entered into noncompetition agreements with Melvin Simon, Herbert Simon and David Simon (collectively, the "Simons"), all of whom are our executive officers. Pursuant to such agreements and except as set forth below, Melvin Simon and Herbert Simon are prohibited from engaging in the shopping center business in North America other than through the Company or as passive investors until the date that they are no longer our directors or officers, and David Simon is prohibited from engaging in the shopping center business in North America other than through the Company and, with certain exceptions, for two years thereafter if he resigns or is terminated for cause. These restrictions will not prohibit Melvin Simon, Herbert Simon or David Simon from owning an interest in the properties in which the Simons previously owned an interest that were not contributed to our predecessor in 1993 (the "Excluded Properties"). It is anticipated that such commitments will not, in the aggregate, involve a material amount of time, but no assurance can be given in this regard. In addition, Melvin Simon and Herbert Simon may pursue other investment activities in which they are currently engaged.

        The Simons continue to own, in whole or in part, the Excluded Properties. M.S. Management Associates, Inc. (the "Management Company") has entered into management agreements with the partnerships that hold the Excluded Properties, some of which agreements were not negotiated on an arms-length basis. Management believes, however, that the terms of such management agreements are fair to the Company.

        Subsidiaries of MSA and David Simon, respectively, are reimbursed by the Company for business use of aircraft owned and operated by such entities. In addition, the Company provides MSA with office space and other support services in exchange for MSA's payment to the Company for the cost of those services. In 2004, MSA paid the Company $750,000 as MSA's share of the cost of services provided by the Company which includes a credit for the cost of the Company's use of aircraft owned by MSA's subsidiaries during the same period. David Simon's entity was reimbursed $297,310 for Company business use of his entity's aircraft in 2004. The Company's reimbursement for aircraft use is based upon a below market hourly cost of operating each of the aircraft in question and the verified number of hours of Company use. These payments and reimbursements were reviewed and approved by our Board's Audit Committee.

        Our Charter requires that at least a majority of our directors be neither employees of the Company nor members or affiliates of members of the Simon family (including Melvin Simon, Herbert Simon, David Simon, members of the immediate family of any of the foregoing, other lineal descendants of any of the foregoing, estates of any of the foregoing, trusts established for the benefit of any of the foregoing or entities controlled by any of the foregoing) or the DeBartolo family (including the Estate of Edward J. DeBartolo, Sr., Edward J. DeBartolo, Jr., Marie Denise DeBartolo York, members of the immediate family of any of the foregoing, estates of any of the foregoing, trusts established for the benefit of any of the foregoing or entities controlled by any of the foregoing) ("Independent Directors"). Our Charter further requires that transactions involving the Company, individually or in its capacity as general partner of the Operating Partnership, in which any member or affiliate of any member of the Simon family or the DeBartolo family has an interest must, in addition to any other vote that may be required, be approved in advance by a majority of the Independent Directors.

Other Transactions

        Some of the limited partners of the Operating Partnership guarantee a portion of the mortgage debt obligations on certain properties through foreclosure guarantees. In each case, the loans were made by unrelated third party institutional lenders and the guarantees are for the benefit of each lender. In the event of foreclosure of the mortgaged property, the proceeds from the sale of the property are first applied against the amount of the guarantee and also reduce the amount payable under the guarantee. To the extent the sale proceeds from the disposal of the property do not cover the amount of the guarantee, then the limited partner is liable to pay the difference between the sale proceeds and the amount of the guarantee so that the entire amount guaranteed to the lender is satisfied. The debt is non-recourse to the Operating Partnership and its affiliates. The following directors, executive officers and beneficial owners of more than 5% of any class of our voting securities have guaranteed the indicated amounts: Edward J. DeBartolo, Jr., NID Corporation, directly or indirectly, members of the DeBartolo family, trusts established for the benefit of members of the DeBartolo family or entities in which the foregoing persons hold interests—$123,539,163; M. Denise DeBartolo York—$12,000,000; and MSA, wholly owned subsidiaries of MSA, Melvin Simon, Herbert Simon, David Simon and members of the Simon family—$163,150,613.

ANNUAL REPORT

        Our Annual Report for the year ended December 31, 2004, including financial statements audited by Ernst & Young LLP, independent registered public accounting firm, and their report thereon, is being mailed with this Proxy Statement. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2004, will be sent to any stockholder, without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Shelly J. Doran, Vice President of Investor Relations, Simon Property Group, Inc., P.O. Box 7033, Indianapolis, Indiana 46207. Our Form 10-K is also available and may be accessed free of charge through the About Simon/Investor Relations/Other Financial Reports section of our internet website, www.simon.com.

STOCKHOLDER PROPOSALS AT
2006 ANNUAL MEETING

        The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2006 annual meeting of stockholders, or for presentation at such meeting, is December 5, 2005. In the event that the 2006 annual meeting of stockholders is called for a date that is not within thirty (30) days before or after May 11, 2006, in order to be timely, we must receive notice by the stockholder not later than the close of business on the later of 120 calendar days in advance of the 2006 annual meeting of stockholders or 10 calendar days following the date on which public announcement of the date of the meeting is first made. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, as well as the advance notification requirements set forth in our By-Laws. A copy of the advance notification requirements may be obtained from James M. Barkley, General Counsel and Secretary, Simon Property Group, Inc., 115 West Washington Street, Indianapolis, Indiana 46204.

Appendix A

SIMON PROPERTY GROUP, INC.

CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

        At least a majority of the Board of Directors shall be independent at all times, although it is the Board's goal that at least two-thirds of the Directors will be independent under the rules established by the New York Stock Exchange ("NYSE"). The NYSE rules define Director independence as requiring a board determination that a Director does not have any direct or indirect material relationship with the Company. In accordance with the NYSE rules, the Board has established the following guidelines to assist it in determining Director independence:

  i.
  A Director will not be independent unless the Board affirmatively determines that the Director has no material relationship with the Company.

  ii.
  A Director will not be independent if, within the preceding three years: (i) the Director was employed by the Company; (ii) an immediate family member of the Director was employed by the Company as an officer; (iii) the Director was (but is no longer) a partner or employee of the Company's internal or external auditor and personally worked on the Company's audit within that time or is a current partner or employee of such firm; (iv) an immediate family member of the Director was (but is no longer) a partner or employee of the Company's internal or external auditor and personally worked on the Company's audit within that time or is a current employee of such firm and participates in the firm's audit, assurance or tax compliance practice or is a current partner of the firm; (v) a Company Executive Officer was on the board of directors of a company which employed the Director, or which employed an immediate family member of the Director as an officer, (vi) the Director or a member of his or her immediate family received $100,000 or more during any twelve-month period in direct compensation from the Company (other than Director and Committee fees and deferred compensation for prior service which is not contingent on continued service), or (vii) a company made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1.0 million or two percent (2%) of such other company's consolidated gross revenues, and such company currently employs the Director or currently employs an immediate family member of the Director as an executive officer.

  iii.
  The following commercial or charitable relationships will not be considered to be material relationships that would impair a Director's independence: (i) if a Company Director is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than one percent (1%) of the total consolidated assets of the company he or she serves as an executive officer; or (ii) if a Company Director serves as an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than five percent (5%) of that organization's total annual charitable receipts.

  iv.
  The Board will annually review all commercial and charitable relationships between the Company and the Directors.

  v.
  For relationships not covered by the guidelines in subsections (ii) and (iii) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence guidelines set forth in subsections (ii) and (iii) above.

A-1

  vi.
  The Company shall explain in its next proxy statement the basis for any Board determination of independence for a Director who does not meet the categorical standards set forth in subsections (ii) and (iii) above.

  vii.
  Directors who serve on the Company's Audit Committee shall meet the heightened requirements for independence required by the NYSE and applicable securities laws.

  viii.
  The Company will not make loans or extend credit to Directors or Company officers.

A-2

Appendix B

SIMON PROPERTY GROUP, INC.

AUDIT COMMITTEE CHARTER

Purpose

        The Audit Committee is appointed by the Board of Directors of Simon Property Group, Inc. to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

        The Audit Committee shall prepare, or cause to be prepared, and shall in any event approve the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Committee Membership

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a "financial expert" as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than 2 other public companies.

        The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board. Audit Committee members shall designate a Committee Chairperson. A majority of the members shall constitute a quorum.

Committee Authority and Responsibilities

        The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

        The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

        The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
At a meeting, review and discuss with management and the independent auditor the annual audited financial statements, including the specific disclosures to be made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2.
At a meeting, review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements and the Company's specific disclosures to be made in management's discussion and analysis.

3.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4.
Review and discuss quarterly reports from the independent auditors on:

(a)
Critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)
Other material written or verbal communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.
Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.
Discuss with management and the independent auditor the effect (if any) of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

7.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, or other applicable standards, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any material disagreements with management.

9.
Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Company's Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any failure by management or other employees who have a significant role in the Company's internal controls to comply with the Company's internal controls and procedures.

Oversight of the Company's Relationship with the Independent Auditor

10.
Review and evaluate the lead partner of the independent auditor team.

11.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.
Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13.
Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

Oversight of the Company's Internal Audit Function

14.
Review the appointment and replacement of the senior internal auditing executive and take steps to ensure that the Company's internal audit function continues to report to the Audit Committee.

15.
Review the significant reports to management prepared by the internal auditing department and management's responses.

16.
Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

17.
Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

18.
Obtain reports from management and the Company's senior internal auditing executive that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

19.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and review periodic reports regarding the status and treatment of complaints submitted through the procedures.

20.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

21.
Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

22.
Discuss and coordinate with any other Committee of the Board matters which the Chairperson of the Audit Committee deems necessary or appropriate in order to carry out the responsibilities of the Audit Committee.

Meetings

        The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        If the Chairperson of the Audit Committee determines it is necessary or appropriate in order for the proper conduct of the Audit Committee's business, any member of the Audit Committee who cannot be in attendance at an Audit Committee meeting may give the Chairperson of the Audit Committee his or her written proxy to be used by the Audit Committee Chairperson to assist in the conduct of business of such meeting. Any such written proxy shall be valid only for the meeting at which the applicable Audit Committee member cannot be in attendance. All determinations of the Audit Committee shall be made by a majority of its members in person or by proxy at meetings duly called and held, except as specifically provided herein. Any decision or determination of the Audit Committee reduced to writing and signed by all of the members of the Audit Committee shall be fully as effective as if it had been made at a meeting duly called and held.

Limitation of Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Printed on recycled paper	Form No. 161-0000603

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
SIMON PROPERTY GROUP, INC.

For use at the Annual Meeting of Stockholders to be
Held on May 11, 2005

        The undersigned holder of shares of common stock of Simon Property Group, Inc. hereby appoints Herbert Simon and David Simon, and each of them, with power of substitution to each, to vote all shares of common stock which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Indianapolis Marriott North, 3645 River Crossing Parkway, Indianapolis, Indiana on May 11, 2005 at 10:00 a.m. (Indianapolis time) and at every adjournment or postponement thereof and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if present at the meeting, hereby revoking all prior proxies on the matters set forth, as indicated on the reverse side. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement.

        This proxy when properly executed will be voted in the manner directed herein undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees in proposal 1, for the ratification of the appointment in proposal 2 and against proposal 3.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\    FOLD AND DETACH HERE    /*\

You can now access your Simon Property Group, Inc. account online.

Access your Simon Property Group, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Simon Property Group, Inc. now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

The Board of Directors recommends a vote "FOR" proposals 1 and 2 and "AGAINST" proposal 3.										Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE
		FOR	WITHHOLD FOR ALL			FOR	AGAINST	ABSTAIN
1.	Election of Directors Nominees: (01) Birch Bayh (02) Melvyn E. Bergstein (03) Linda Walker Bynoe (04) Karen N. Horn (05) Reuben S. Leibowitz (06) J. Albert Smith, Jr. (07) Pieter S. van den Berg	☐	☐	2.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2005.	☐	☐	☐	4.	In their discretion, the proxies are authorized to vote upon such other matters (none known at the time of this proxy) as may properly come before the annual meeting or any adjournment or postponement thereof.
				3.	To consider and vote on a stockholder proposal.	FOR	AGAINST	ABSTAIN
						☐	☐	☐	Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
VOTE FOR, except withhold from the following numbered nominee(s):

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/*\ FOLD AND DETACH HERE /*\
Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.proxyvoting.com/spg		Telephone 1-866-540-5760		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
If you are located outside of the United States, the delivery of your Proxy MUST be via the INTERNET or MAIL
You can view the Annual Report and Proxy Statement by accessing the Annual Reports page of the Company's website at www.simon.com (Investor Relations tab)

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
SIMON PROPERTY GROUP, INC.

For use at the Annual Meeting of Stockholders to be
Held on May 11, 2005

        The undersigned holder of shares of preferred stock of Simon Property Group, Inc. hereby appoints Herbert Simon and David Simon, and each of them, with power of substitution to each, to vote all shares of preferred stock which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Indianapolis Marriott North, 3645 River Crossing Parkway, Indianapolis, Indiana on May 11, 2005 at 10:00 a.m. (Indianapolis time) and at every adjournment or postponement thereof and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if present at the meeting, hereby revoking all prior proxies on the matters set forth, as indicated on the reverse side. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement.

        This proxy when properly executed will be voted in the manner directed herein undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees in proposal 1.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\    FOLD AND DETACH HERE    /*\

You can now access your Simon Property Group, Inc. account online.

Access your Simon Property Group, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Simon Property Group, Inc. now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

The Board of Directors recommends a vote "FOR" proposal 1.				Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
		FOR	WITHHOLD FOR ALL
1.	Election of Directors Nominees: (01) Birch Bayh (02) Melvyn E. Bergstein (03) Linda Walker Bynoe (04) Karen N. Horn (05) Reuben S. Leibowitz (06) J. Albert Smith, Jr. (07) Pieter S. van den Berg	☐	☐
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
VOTE FOR, except withhold from the following numbered nominee(s):

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/*\ FOLD AND DETACH HERE /*\
Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.proxyvoting.com/spg-pfd		Telephone 1-866-540-5760		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
If you are located outside of the United States, the delivery of your Proxy MUST be via the INTERNET or MAIL
You can view the Annual Report and Proxy Statement by accessing the Annual Reports page of the Company's website at www.simon.com (Investor Relations tab)

QuickLinks

BOARD OF DIRECTORS
Committee Membership
ITEM 1—ELECTION OF DIRECTORS
PRINCIPAL STOCKHOLDERS
ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
ITEM 3—STOCKHOLDER PROPOSAL RELATING TO ENERGY EFFICIENCY
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH—TOTAL RETURN
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS
ANNUAL REPORT
STOCKHOLDER PROPOSALS AT 2006 ANNUAL MEETING
SIMON PROPERTY GROUP, INC. CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE
SIMON PROPERTY GROUP, INC. AUDIT COMMITTEE CHARTER